SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

THE FIRST YEARS INC.
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- (Name of Registrant as Specified in its Charter)
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- OPPORTUNITY-PARTNERS L.P.
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Registrant)
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STATEMENT IN SUPPORT OF APPLICATION TO CALL A SPECIAL MEETING OF
STOCKHOLDERS OF THE FIRST YEARS, INC.

My name is Phillip Goldstein.  I am a stockholder of The
First Years, Inc. (the "Company"). I am sending this statement and the enclosed application to call a Special Meeting of Stockholders of the Company (the "Special Meeting") as soon as practicable to consider the matters listed below to stockholders of record November 27, 2001 (the "Record Date") of the Company.

This statement and the enclosed application are first being sent to stockholders of the Company on or about December --, 2001.

INTRODUCTION

Section 2 of the Company's bylaws states that a special meeting of the stockholders shall be called "upon written application of one or more stockholders who own at least forty percent in interest of the capital stock entitled to vote at the meeting." I am proposing that a Special Meeting be called as soon as practicable at which stockholders will consider the following matters:

1. The removal of Evelyn Sidman and Benjamin Peltz as directors of the Company and the election of two independent directors to fill the vacancies thereby created.

2. The redemption of the recently adopted poison pill.

3. A proposal that the Company be sold to the highest bidder at not less than $15 per share.

4. Any other matter properly brought before the Special Meeting.

I am soliciting an application representing your shares to call the Special Meeting in order to consider and vote on the above matters. I will deliver all applications to the Company. If I receive applications from stockholders owning at least 40% of the outstanding shares, the Company is required to call the Special Meeting. As of October 31, 2001, there were 9,185,509 shares outstanding. The number of shares outstanding on November 27, 2001 may be somewhat less because the Company may have repurchased some shares in the interim.

How Stockholder Applications Will Be Collected

If you return the enclosed application to me or to my agent, your application will be presented to the Company along with those of other stockholders. You may revoke your application by delivering a written revocation to me or to my agent.

Information Concerning the Soliciting Stockholder

I, Phillip Goldstein, am the Soliciting Stockholder. My address is 60 Heritage Drive, Pleasantville, NY 10570. I am an investment manager who presently manages investment portfolios with assets in excess of $60 million. Since December 1, 1992, I have been the president and 50% stockholder of Kimball & Winthrop, Inc., the general partner of Opportunity Partners L.P., a private investment partnership. I am deemed to be the beneficial owner of ------- shares of the Company's Common Stock held in brokerage accounts by my clients (including Opportunity Partners) and me.

SECURITIES OF THE COMPANY PURCHASED OR SOLD
WITHIN THE PAST TWO YEARS BY THE SOLICITING STOCKHOLDER

Except as disclosed in this statement, I have not had any interest, direct or indirect in the Company. The following table sets forth certain information with respect to purchases (no sales) of shares of Common Stock of the Company within the past two years by me and by accounts holding shares as to which I am deemed to be the beneficial owner (the "Accounts"). Some of the shares are held in margin accounts, together with other securities. Therefore, a portion of the purchase price and market value of the shares may from time to time be represented by margin borrowings, depending upon the net debit balances, if any, of the margin accounts, which fluctuate daily.

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REASONS FOR THE SOLICITATION

After reaching a price of $20 per share during the second quarter of 1998, the Company's stock price fell more than 50% in value. Sales and earnings have been lackluster over the past few years and management has failed to reverse this trend. In my opinion, (1) the current management team does not have the ability to produce significantly better operating performance and (2) a strategic buyer, i.e., one who is in a similar or related business, might pay a sizeable premium to acquire the Company if it can realize synergies and reduce overhead expenses.

There is no certainty that a bid of $15 per share or more for the Company will be made. However, based on an analysis of the Company's finances and its prospects under more dynamic management, I believe that the Company's stock is undervalued and that there is a possibility that the Company can be sold at a significant premium to its market value to a strategic buyer. Therefore, I wish to afford stockholders an opportunity to determine whether they want to seek a sale of the Company.

I also believe that many of the directors are not independent of Ronald Sidman, the Company's Chairman, President and Chief Executive Office. In addition to Mr. Sidman, three of the remaining eight directors are his relatives. I wish to afford stockholders an opportunity to (1) remove two directors that are related to Mr. Sidman, i.e., Evelyn Sidman, Mr. Sidman's 87-year old mother and Benjamin Peltz, Mr. Sidman's brother-in-law and (2) fill the vacancies thereby created by electing two independent directors.

Finally, the poison pill that was recently adopted by the board of directors deprives stockholders of their right to accept a premium offer for their shares. I wish to afford stockholders an opportunity to vote to redeem the poison pill and regain their right to sell their shares at a premium price without the consent of the board of directors.

OTHER CONSIDERATIONS

If the Special Meeting is held and Ms. Sidman and Mr. Peltz are removed and replaced, the replacement directors will constitute a minority of the board and there is no assurance that the entire board will agree to seek a sale of the Company. In addition, a sale of the Company may require stockholder approval, and no assurance can be given that such approval will be obtained. Finally, various costs, including but not limited to those related to holding the proposed Special Meeting or subsequent meetings of stockholders, which would be borne indirectly by stockholders, may be associated with such actions. I believe that such costs are far outweighed by the benefit of a possible sale at a premium to the market price of the Company's stock.

I believe that all stockholders of the Company will benefit if actions are taken to improve stockholder value. However, I also have personal financial incentives to increase the Company's stock price because my clients who hold shares of the Company pay me fees that are based upon the realized and unrealized gains that they earn. Thus, these fees may partially depend on the value of the Company's shares.

My clients and I beneficially own ---------- shares of the Company including one share of record. I have no arrangement or understanding with any person with respect to any future employment by the Company or by any affiliate of the Company and no interest in purchasing the Company. My sole interest is to increase the value of the shares my clients and I own.

THE SOLICITATION

 I am making this solicitation personally. Persons affiliated with or employed by affiliates of Opportunity Partners may assist me in the solicitation of applications. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this statement and the enclosed application to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will personally bear all of the expenses related to this solicitation. Because I believe that the stockholders will benefit from this solicitation, I intend to seek reimbursement of these expenses from the Company. Stockholders will not be asked to vote on the reimbursement of my solicitation expenses. I estimate that my expenses will total about $5,000.

DATED: December --, 2001



APPLICATION TO CALL A SPECIAL MEETING OF STOCKHOLDERS OF THE
FIRST YEARS, INC.
(SOLICITED BY PHILLIP GOLDSTEIN, A STOCKHOLDER)

The undersigned stockholder hereby applies to The First
Years, Inc. to call a Special Meeting of Stockholders as soon as practicable (the "Special Meeting") in order to consider and vote upon the following matters:

1. The removal of Evelyn Sidman and Benjamin Peltz as directors of the Company and the election of two independent directors to fill the vacancies thereby created.

2. The redemption of the recently adopted poison pill.

3. A proposal that the Company be sold to the highest bidder at not less than $15 per share.

4. Any other matter properly brought before the Special
Meeting.

Please sign and date below if you wish to call the Special
Meeting. The undersigned hereby acknowledges receipt of the statement of Phillip Goldstein in support of this application dated December --, 2001. (Important - Please be sure to enter date.)

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SIGNATURE (S)_____________________  Dated: _______________